As filed with the Securities and Exchange Commission on December 1, 2000

                                                   Registration No. 333-________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                 PEOPLEPC INC.
            (Exact name of Registrant as specified in its charter)


             Delaware                            7389                                 13-0408510
  (State or other jurisdiction of    (Primary Standard Industrial                  (I.R.S. Employer
  incorporation or organization)      Classification Code Number)               Indentification Number)

                          100 Pine Street, Suite 1100
                        San Francisco, California 94111
                                (415) 732-4400
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                1999 STOCK PLAN
                                2000 STOCK PLAN
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                                  Nick Grouf
                            Chief Executive Officer
                                 PeoplePC Inc.
                          100 Pine Street, Suite 1100
                        San Francisco, California 94111
                                (415) 732-4400
 (Name, address, including zip code, and telephone number, including area code and telephone number of agent for service)

                                  Copies to:
               Larry Sonsini                             Frank Golay
               Mark Bertelsen                        Sullivan & Cromwell
                 Neil Wolff                        1888 Century Park East
      Wilson Sonsini Goodrich & Rosati          Los Angeles, California 90067
             650 Page Mill Road                        (310) 712-6600
        Palo Alto, California 94304
               (650) 493-9300

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

                        CALCULATION OF REGISTRATION FEE

                                                                            Proposed         Proposed
                                                               Amount        Maximum         Maximum       Amount of
                                                                to be       Offering        Aggregate     Registration
           Title of Securities to be Registered              Registered  Price Per Share  Offering Price      Fee
1999 Stock Plan Common Stock,                                 9,597,898       $4.16       $39,927,255.68    $10,540.80
(currently outstanding options) (1)
------------------------------------------------------------------------------------------------------------------------
Total 1999 Stock Plan shares registered:                      9,597,898                   $39,927,255.68    $10,540.80
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
2000 Stock Plan Common Stock,                                 3,381,375       $5.69       $19,240,023.75    $ 5,079.37
(currently outstanding options) (1)
------------------------------------------------------------------------------------------------------------------------
2000 Stock Plan Common Stock,                                 8,371,425         $         $15,152,279.25    $ 4,000.20
(options available for future grant) (2)
------------------------------------------------------------------------------------------------------------------------
Total 2000 Stock Plan shares registered:                     11,752,800                   $34,392,303.00    $ 9,079.57
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
2000 Employee Stock Purchase Plan Common Stock (3)            6,600,000       $1.54       $10,154,100.00    $ 2,680.68
------------------------------------------------------------------------------------------------------------------------
Total Registration Fees:                                                                  $84,473,658.68    $22,301.05
------------------------------------------------------------------------------------------------------------------------

(1) The Proposed Maximum Offering Price Per Share has been computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and is based upon the weighted average exercise price per share of approximately $4.16 as to 9,597,898 outstanding but unexercised options to purchase Common Stocks under the 1999 Stock Plan and approximately $5.69 as to 3,381,375 outstanding but unexercised options to purchase Common Stock under the 2000 Stock Plan.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 8,371,425 shares of Common Stock authorized for future issuance pursuant to the 2000 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stocks as reported on the Nasdaq National Market on November 29, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stocks as reported on the Nasdaq National Market on November 29, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 2000 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                 PEOPLEPC INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.
          -----------------

       Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information.
          ------------------------------------------------------------

       Not required to be filed with this Registration Statement.



                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

       There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

       (a) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.

       (b) The Registrant's Registration Statement on Form S-1, dated August 11, 2000 and related Prospectus, dated August 15, 2000 filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on August 16, 2000.

       (c) The description of the Registrant's Common Stocks contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on August 9, 2000.

       (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.        Interests of Named Experts and Counsel.
               --------------------------------------

          The validity of the securities being registered by this Registration Statement are being passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this Registration Statement, certain employees of Wilson Sonsini Goodrich & Rosati, own an aggregate of approximately 94,696 shares of the Registrant's common stock.

Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

          The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

          The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.        Exemption from Registration Claimed.
               -----------------------------------

          Not applicable.

Item 8.        Exhibits.
               --------

          The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index below).

Item 9.        Undertakings.
               ------------

                    A.   The undersigned registrant hereby undertakes:

                         (1)  To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                         (2)  That, for the purpose of determining any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3)  To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, PeoplePC Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Francisco, State of California, on December 1, 2000.


                                    PEOPLEPC INC.

                                    By: /s/ Nick Grouf
                                        ------------------------
                                        Nick Grouf
                                        Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nick Grouf and John Bartholomay, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                                Title                              Date
           ---------                                -----                              ----
/s/ Nick Grouf                   Chief Executive Officer, Chairman of the       December 1, 2000
----------------------------     Board and Director (Principal Executive
         Nick Grouf              Officer)

/s/ John W. Adams                Vice President and Chief Financial Officer     December 1, 2000
----------------------------     (Principal Financial and Accounting Officer)
       John W. Adams

/s/ Ronald D. Fisher             Director                                       December 1, 2000
----------------------------
      Ronald D. Fisher

/s/ John Sculley                 Director                                       December 1, 2000
----------------------------
        John Sculley

/s/ Michael J. Price             Director                                       December 1, 2000
----------------------------
      Michael J. Price

/s/ Bradley A. Feld              Director                                       December 1, 2000
----------------------------
      Bradley A. Feld

                                 PEOPLEPC INC.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


  Exhibit
    No.                                           Description

        5.1    Opinion of counsel as to legality of securities being registered.

      *10.5 Form of Indemnification Agreement between the Company and each of its Directors and Officers

      *10.1    1999 Stock Plan

      *10.2    2000 Stock Plan

       10.3    Amended and Restated 2000 Employee Stock Purchase Plan

       23.1    Consent of PricewaterhouseCoopers LLP

       23.2    Consent of counsel (contained in Exhibit 5.1).

       24.1    Power of Attorney (see page II-5).

* Incorporated by reference to the same number exhibit filed with Registrant's Registration Statement on Form S-1 (File No. 333-34114), as amended.